Exhibit 99.1

Exhibit 99.1: Peoples Financial Corporation Press Release Dated January 26, 2022

FOR IMMEDIATE RELEASE

For more information, contact:

Chevis C. Swetman, President and CEO

228-435-8205

cswetman@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS

2021 RESULTS – NET INCOME OF $8,579,000 4TH BEST YEAR EVER; ANNUAL

MEETING DATE SET

BILOXI, MS (January 26, 2022) - Peoples Financial Corporation (the “Company”)(OTCQX Best Market: PFBX), parent of The Peoples Bank, announced earnings for 2021 and the fourth quarter ending December 31, 2021.  The Company also announced that its 2022 annual meeting of shareholders will take place on April 27, 2022.

Net income for the fourth quarter of 2021 was $2,353,000 compared to net income of $665,000 for the fourth quarter of 2020. The earnings per weighted average common share for the fourth quarter of 2021 were $0.49 compared to earnings per weighted average common share of $0.14 for the fourth quarter of 2020. Per share figures are based on weighted average common shares outstanding of 4,640,768 and 4,878,557 for the fourth quarters 2021 and 2020, respectively.

Net income for the year ended December 31, 2021 was $8,579,000 compared to a net loss of $2,751,000 for the year ended December 31, 2020. 2021’s net income was the most reported by the Company since 2007’s $11,026,000 net income.  The earnings per weighted average common share for the year ended December 31, 2021 was $1.77 compared to loss per weighted average common share of $0.56 for the year ended December 31, 2020. Per share figures are based on weighted average common shares outstanding of 4,844,248 and 4,893,151 for the years ended December 31, 2021 and 2020, respectively.

The improvement in net income for 2021 is primarily due to the reduction in the provision for loan losses as compared with 2020.  The provision for loan losses was $54,000 for the fourth quarter of 2020 as compared with a reduction in the provision for loan losses of $659,000 for the fourth quarter of 2021.  The provision for loan losses was $6,002,000 for the year ended December 31, 2020 as compared with a reduction in the provision for loan losses of $5,663,000 for the year ended December 31, 2021.  Specific events relating to one credit resulted in the Company recording a large provision in the third quarter of 2020.  The Company recorded a recovery of previously charged-off principal on this same credit during the first quarter of 2021.  Based on that transaction and the on-going evaluation of the credit quality of the entire loan portfolio, Management recorded the large reduction in the provision for loan losses in 2021.

The Company’s net income for 2021 was also impacted by an increase in non-interest expense, primarily a result of the settlement of a lawsuit of $1,125,000.

“During the fourth quarter, the Company successfully concluded two major transactions,” said Chevis C. Swetman, chairman and chief executive officer of the Company and the Bank.  He added, “We are pleased to report that the liquidation of a large portion of our other real estate portfolio was completed during the fourth quarter of 2021 at a gain of $271,000.  The bank subsidiary was also able to sell a non-performing credit and recover $205,000 in interest income.  Despite the loss from the lawsuit settlement, our Company reported significant net income for its efforts.”

Addressing non-performing assets has been a major goal for the Company.  Swetman noted that nonaccrual loans have been reduced from their high of $57,500,000 in 2011 to $701,000 at December 31, 2021, and that other real estate has been reduced from $9,900,000 in 2015 to $1,891,000 at December 31, 2021.

Strength, security and stability have been hallmarks of the Company since its founding in 1985 and of The Peoples Bank since its founding in 1896.  With very few exceptions, we  have paid semi-annual cash dividends to our shareholders, while maintaining the strong capital position our shareholders expect.  The Company’s capital continues its position as one of the highest in the Southeast United States.  The Company’s primary capital ratio was 12.70% and 15.62% at December 31, 2021 and 2020, respectively. The Company’s book value per share was $19.58 and $19.45 at December 31, 2021 and 2020, respectively.

Founded in 1896, with $819 million in total assets as of December 31, 2021, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the Bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation’s common stock is listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at the Company’s website, www.thepeoples.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations.  Do not place undue reliance on forward-looking statements.  These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they  are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or  implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

PEOPLES FINANCIAL CORPORATION

(Unaudited) (In thousands, except weighted average shares and per share figures)

EARNINGS SUMMARY	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net interest income	$5,190	$4,519	$19,462	$17,727
Provision for loan losses	(659)	54	(5,663)	6,002
Non-interest income	1,622	1,638	6,470	7,251
Non-interest expense	5,260	5,438	22,954	21,727
Income tax	(142)		62
Net income (loss)	2,353	665	8,579	(2,751)
Earnings (loss) per share	.49	.14	1.77	(.56)

TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Allowance for loan losses, beginning of period	$3,971	$4,401	$4,426	$4,207
Recoveries	65	10	4,838	194
Charge-offs	(66)	(39)	(290)	(5,977)
Provision for loan losses	(659)	54	(5,663)	6,002
Allowance for loan losses, end of period	$3,311	$4,426	$3,311	$4,426

ASSET QUALITY	December 31,
	2021	2020
Allowance for loan losses as a percentage of loans	1.38%	1.59%
Loans past due 90 days and still accruing	$	$
Nonaccrual loans	701	3,027

PERFORMANCE RATIOS	December 31,
	2021	2020
Return on average assets	1.15%	(0.43%)
Return on average equity	9.72%	(2.90%)
Net interest margin	2.74%	2.99%
Efficiency ratio	72%	114%
Primary capital	12.70%	15.62%

BALANCE SHEET SUMMARY	December 31,
	2021	2020
Total assets	$818,813	$668,026
Loans	239,162	278,421
Securities	491,568	230,560
Other real estate (ORE)	1,891	3,475
Total deposits	704,839	550,498
Shareholders' equity	91,593	94,866
Book value per share	19.58	19.45
Weighted average shares	4,844,248	4,893,151